                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------



                                    FORM 8-K

                                 CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                                    of 1934

                        Date of Report: February 28,2002
                       (Date of earliest event reported)


                        Commission File Number: 0-22413

                                  UNIVEC, INC.
                 (Name of Small Business Issuer in its charter)

          Delaware                                         11-3163455
(State or Other Jurisdiction of                         (I.R.S. Employer
Incorporation or Organization)                          (Identification No.)

                  22 Dubon Court, Farmingdale, New York 11735
                    (Address of Principal Executive Offices)

                                 (631) 777-2000
                (Issuers Telephone Number, Including Area Code)


                                 Not Applicable
             (Former Name, Former Address, and Former Fiscal Year,
                         If Changed Since Last Report)


Item 2.  Acquisition or Disposition of Assets.
         ------------------------------------

         Effective February 28, 2002, Registrant acquired 100 % of the capital stock of Thermal Waste Technologies, Inc., a Delaware Corporation ("TWT"), pursuant to a Stock Purchase Agreement by and among TWT, the stockholders of TWT and the Registrant.

         TWT, founded in 1996 by Jonathan Bricken, has patented The Demolizer System which provides a method and apparatus for on site disposal of infectious and medical waste. The capital stock of TWT was acquired in exchange for 620,000 shares of the Registrant's common stock and options expiring in ten years to purchase 1,080,145 shares of the Registrant's common stock for $.01 per share.

         Mr. Bricken, who will serve as a Vice President of Univec, has over 20 years of experience in the healthcare industry, including the supervision of a significant medical practice in New York City.

Item. 7 Financial Statements and Exhibits.
         ---------------------------------

         (a) Financial Statements of Business Acquired.
             -----------------------------------------

                 In accordance herewith, the Registrant will file the required Financial Statements on or prior to May 14, 2002.

         (b) Pro Forma Financial Information.
             -------------------------------

                 In accordance herewith, the Registrant will file the required pro forma financial information on or prior to May 14, 2002.






         (c) Exhibits.
             --------

    Exhibit No.  Description



         10.1     2) Stock Purchase Agreement effective February 28, 2002
                     by and among TWT, the stockholders of TWT and the Registrant.




                                    SIGNATURE

    In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           UNIVEC, INC.


Dated: March 11, 2002                       By:   /s/   Dr. David Dalton
                                                -------------------------------
                                                     Chief Executive Officer
                                                  (Principal Executive Officer)


                                        2